Exhibit 99.1

NII HOLDINGS ANNOUNCES THIRD QUARTER 2015 RESULTS

•	Total net additions of 27,000 subscribers resulting in an ending base of 4.5 million subscribers

•	3G net additions of 231,000 subscribers resulting in an ending 3G base of 2.6 million subscribers

•	Operating revenues of $285 million

•	3G revenues increased 73% year-over-year in local currency

•	Consolidated adjusted operating loss before depreciation and amortization (adjusted OIBDA loss) of $25 million

•	Quarter-end cash and short-term investments of $448 million and restricted cash of $277 million

RESTON, Va., November 5, 2015 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the third quarter of 2015. The Company reported 27,000 net subscriber additions for the quarter as it continued to gain traction on its 3G platform. The Company ended the quarter with 4.5 million total subscribers, a four percent increase from a year ago. For the quarter, the Company generated consolidated operating revenues of $285 million, a consolidated adjusted OIBDA loss of $25 million and a consolidated operating loss of $78 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. Capital expenditures were $48 million for the quarter. The Company ended the quarter with $448 million in consolidated cash and short-term investments and $277 million of restricted cash. The Company’s results in Argentina for the current and prior periods are presented as discontinued operations resulting from the strategic partnership formed on September 11, 2015 in which Grupo Clarin acquired 49% of the equity of Nextel Argentina and a call option for the remaining 51% of the equity for $178 million.

“We continued to experience good performance in our 3G business in Brazil during the quarter and our 3G subscriber base has nearly doubled over the past year,” said Steve Shindler, NII Holdings’ chief executive officer. “We achieved this growth while facing a challenging macroeconomic environment and deteriorating foreign currency exchange rates, which significantly impacted our reported results. Our new leadership team in Brazil is now in place and in the process of implementing changes to our business designed to continue the progress we have made on our 3G platform while protecting our liquidity position. To that end, our focus going forward will be on attracting the most profitable 3G customers in the market, while cutting our spending across several areas. We believe this approach will allow us to continue to compete effectively in the current macroeconomic environment while preserving our liquidity. In addition, we are taking steps to further streamline the expenses incurred at our corporate headquarters by shifting costs and associated responsibilities to Nextel Brazil.”

NII Holdings' consolidated average monthly service revenue per subscriber (ARPU) was $18 for the third quarter of 2015, down from $30 in the same quarter last year, due primarily to a 56% year over year decline in the average value of the Brazilian real. The Company’s consolidated average monthly churn rate for the quarter increased to 3.47 percent from 2.28 percent in the third quarter last year due primarily to an increase in iDEN subscriber churn in Brazil but also resulting from higher churn on the Company’s 3G platform. Consolidated cost per gross addition (CPGA) was $104 for the third quarter of 2015, a $148 decrease from the year ago period, primarily due to an increase in new 3G postpaid subscribers in Brazil who use their own handsets rather than purchasing a new one from the Company. Consolidated cash cost per user (CCPU) was $18 for the third quarter, an $11 decrease from the same period last year primarily resulting from a decline in local currency exchange rates.

“Our focus on liquidity coupled with the implementation of a new operating plan should result in improvements to our business going forward,” said Dan Freiman, NII Holdings' vice president and chief financial officer. “While our cash burn during the third quarter was high due to a number of non-recurring items, we expect to see an improvement starting in the fourth quarter when we project to spend under $100 million. We expect that the operational changes we are making to the business in Brazil and at our headquarters in the U.S. will allow us to fund the business for the next two years using our current cash and investments and assuming we receive the funds currently held in escrow from the sales of our operations in Mexico and Peru.”

The Company will not host a financial results conference call for the third quarter of 2015, but currently expects to be in a position to provide additional details about its business outlook in connection with its report of fourth quarter and year-end 2015 results. Additional details regarding the Company’s results including a more detailed explanation on local currency operating metrics are included in the Company’s Quarterly Report on Form 10-Q for the third quarter that was filed with the Securities and Exchange Commission today. Additional operational and financial details are also available under the Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, ARPU, CCPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, VA, is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communications tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2015. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, the impact of more intense competitive conditions and changes in economic conditions in the markets the Company serves, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the ability of the Company to continue as a going concern, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015 (SUCCESSOR COMPANY),
THE SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY),
THE THREE MONTHS ENDED SEPTEMBER 30, 2014 (PREDECESSOR COMPANY) AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2014 (PREDECESSOR COMPANY) (1) (2)
(in millions, except per share amounts)

	Successor Company	Predecessor Company
	Three Months Ended September 30,	Six Months Ended June 30,	Three Months Ended September 30,	Nine Months Ended September 30,
	2015	2015	2014	2014
	(unaudited)

Operating revenues Service and other revenues	$266.5	$643.9	$435.7	$1,288.1
Handset and accessory revenues	18.2	39.8	40.6	128.8
	284.7	683.7	476.3	1,416.9
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	112.2	256.1	172.1	532.5
Cost of handsets and accessories	28.3	121.1	87.5	311.7
Selling, general and administrative	168.9	419.7	246.9	767.2
Impairment and restructuring charges	4.7	36.8	81.6	99.0
Depreciation	36.4	126.8	83.6	265.0
Amortization	11.9	27.1	17.2	38.4
	362.4	987.6	688.9	2,013.8
Operating loss	(77.7)	(303.9)	(212.6)	(596.9)
Other (expense) income Interest expense, net	(28.9)	(82.8)	(107.9)	(338.4)
Interest income	8.6	15.3	7.2	22.5
Foreign currency transaction losses, net	(106.6)	(64.0)	(45.0)	(16.9)
Other income (expense), net	1.0	(0.1)	1.7	(1.0)
	(125.9)	(131.6)	(144.0)	(333.8)
Loss from continuing operations before reorganization items and income tax provision	(203.6)	(435.5)	(356.6)	(930.7)
Reorganization items	2.1	1,956.9	(58.6)	(58.6)
Income tax provision	(0.4)	(2.0)	(1.0)	(3.5)
Net (loss) income from continuing operations	(201.9)	1,519.4	(416.2)	(992.8)
Income (loss) from discontinued operations, net of income taxes	12.5	221.1	(27.2)	(450.0)
Net (loss) income	$(189.4)	$1,740.5	$(443.4)	$(1,442.8)

Net (loss) income from continuing operations per common share, basic	$(2.02)	$8.73	$(2.41)	$(5.77)
Net income (loss) from discontinued operations per common share, basic	0.12	1.27	(0.16)	(2.61)
Net (loss) income per common share, basic	$(1.89)	$10.00	$(2.57)	$(8.38)

Net (loss) income from continuing operations per common share, diluted	$(2.02)	$8.71	$(2.41)	$(5.77)
Net income (loss) from discontinued operations per common share, diluted	0.12	1.27	(0.16)	(2.61)
Net (loss) income per common share, diluted	$(1.89)	$9.98	$(2.57)	$(8.38)

Weighted average number of common shares outstanding, basic	100.0	172.4	172.4	172.3

Weighted average number of common shares outstanding, diluted	100.0	172.7	172.4	172.3

CONSOLIDATED BALANCE SHEETS (1) (2)
(in millions, except par values)

	Successor Company	Predecessor Company
	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$393.5	$334.2
Short-term investments	54.6	110.1
Accounts receivable, net of allowance for doubtful accounts of $28.7 — Successor Company and $30.7 — Predecessor Company	179.3	256.1
Handset and accessory inventory	33.3	65.9
Deferred income taxes, net	38.6	39.1
Prepaid expenses and other	118.4	198.5
Assets related to discontinued operations	—	709.5
Total current assets	817.7	1,713.4
Property, plant and equipment, net	563.6	1,352.7
Intangible assets, net	889.8	688.2
Other assets	571.7	373.0
Assets related to discontinued operations	—	1,303.3
Total assets	$2,842.8	$5,430.6
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$64.7	$132.6
Accrued expenses and other	236.7	337.7
Deferred revenues	12.3	28.9
Current portion of long-term debt	582.8	717.4
Liabilities related to discontinued operations	—	492.8
Total current liabilities	896.5	1,709.4
Long-term debt	87.5	207.8
Deferred income tax liabilities	41.5	40.9
Other long-term liabilities	198.7	207.6
Liabilities related to discontinued operations	—	636.2
Total liabilities	1,224.2	2,801.9
Liabilities subject to compromise	—	4,593.5
Commitments and contingencies
Stockholders’ deficit
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding - Successor Company	—	—
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding - Predecessor Company	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.0 shares issued and outstanding — Successor Company	0.1	—
Common stock, par value $0.001, 600.0 shares authorized, 172.4 shares issued and outstanding — Predecessor Company	—	0.2
Paid-in capital - Successor Company	2,069.8	—
Paid-in capital - Predecessor Company	—	1,517.1
Accumulated deficit	(189.4)	(2,150.7)
Accumulated other comprehensive loss	(261.9)	(1,331.4)
Total stockholders’ equity (deficit)	1,618.6	(1,964.8)
Total liabilities and stockholders’ equity (deficit)	$2,842.8	$5,430.6

CONSOLIDATED CASH FLOW DATA (1) (2)
(in millions)

	Successor Company	Predecessor Company
	Three Months Ended September 30,	Six Months Ended June 30,	Nine Months Ended September 30,
	2015	2015	2014
	(unaudited)	(unaudited)
Cash and cash equivalents, beginning of period	$423.1	$334.2	$1,147.7
Net cash used in operating activities	(64.9)	(254.8)	(796.2)
Net cash provided by (used in) investing activities	37.2	1,027.8	(170.7)
Net cash used in by financing activities	(25.2)	(778.2)	(84.5)
Effect of exchange rate changes on cash and cash equivalents	0.6	(9.2)	(40.9)
Change in cash and cash equivalents related to discontinued operations	22.7	103.3	306.3
Cash and cash equivalents, end of period	$393.5	$423.1	$361.7

(1) In accordance with the requirements of reorganization accounting, we adopted the provisions of fresh start accounting as of June 30, 2015 and became a new entity for financial reporting purposes. References to the "Successor Company" relate to NII Holdings on or subsequent to June 30, 2015. References to the "Predecessor Company" relate to NII Holdings prior to June 30, 2015.

(2) On April 30, 2015, we completed the sale of our operations in Mexico to an indirect subsidiary of AT&T, Inc. In addition, On September 11, 2015, we entered into a binding agreement relating to the sale of all of the outstanding equity interests of Nextel Argentina. In connection with these sales, we have reported Nextel Mexico's and Nextel Argentina's results as discontinued operations throughout this document.

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015 (SUCCESSOR COMPANY),
THE SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY),
THE THREE MONTHS ENDED SEPTEMBER 30, 2014 (PREDECESSOR COMPANY) AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2014 (PREDECESSOR COMPANY)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014
Service and other revenues	$266.4	$435.8

Handset and accessory revenues	18.2	40.6
Cost of handsets and accessories	(28.3)	(87.3)
Handset and accessory net subsidy	(10.1)	(46.7)
Cost of service (exclusive of depreciation and amortization)	(112.2)	(172.4)
Selling, general and administrative	(154.9)	(215.8)
Segment (losses) income	$(10.8)	$0.9

iDEN	1,857.8	2,942.5
WCDMA	2,605.0	1,333.8
Total subscriber units in commercial service (as of September 30)	4,462.8	4,276.3

iDEN net subscriber losses	(203.5)	(97.3)
WCDMA net subscriber additions	230.8	185.3
Total net subscriber additions	27.3	88.0

Migrations from iDEN to WCDMA	116.2	97.9

iDEN customer churn	3.83%	2.32%
WCDMA customer churn	3.16%	2.16%
Churn (%)	3.47%	2.28%

ARPU (1)	$18	$30

CPGA (1)	$104	$250

CCPU (1)	$17	$27

(1)
For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three Months Ended September 30, 2015 (Successor Company), the Six Months Ended June 30, 2015 (Predecessor Company), Three Months Ended September 30, 2014 (Predecessor Company) and Nine Months Ended September 30, 2014 (Predecessor Company)” included in this release.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended September 30,	Six Months Ended June 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2015	2015	2015	2014
Service and other revenues	$266.4	$643.8	$910.2	$1,290.5

Handset and accessory revenues	18.2	39.8	58.0	126.5
Cost of handsets and accessories	(28.3)	(121.1)	(149.4)	(311.4)
Handset and accessory net subsidy	(10.1)	(81.3)	(91.4)	(184.9)
Cost of service (exclusive of depreciation and amortization)	(112.2)	(256.2)	(368.4)	(532.9)
Selling, general and administrative	(154.9)	(381.5)	(536.4)	(657.1)
Segment losses	$(10.8)	$(75.2)	$(86.0)	$(84.4)

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015 (SUCCESSOR COMPANY),
THE SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY),
THE THREE MONTHS ENDED SEPTEMBER 30, 2014 (PREDECESSOR COMPANY) AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2014 (PREDECESSOR COMPANY)
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014
Consolidated operating loss	$(77.7)	$(212.6)
Consolidated depreciation	36.4	83.6
Consolidated amortization	11.9	17.2
Consolidated operating loss before depreciation and amortization	(29.4)	(111.8)
Asset impairment charges	4.0	70.4
Restructuring charges	0.7	11.2
Costs related to Chapter 11 filing	—	9.4
Consolidated adjusted operating loss before depreciation and amortization	$(24.7)	$(20.8)

NII Holdings, Inc.

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended September 30,	Six Months Ended June 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2015	2015	2015	2014
Consolidated operating loss	$(77.7)	$(303.9)	$(381.6)	$(596.9)
Consolidated depreciation	36.4	126.8	163.2	265.0
Consolidated amortization	11.9	27.1	39.0	38.4
Consolidated operating loss before depreciation and amortization	(29.4)	(150.0)	(179.4)	(293.5)
Asset impairment charges	4.0	31.2	35.2	74.8
Restructuring charges	0.7	5.7	6.4	24.2
Costs related to Chapter 11 filing	—	—	—	22.6
Consolidated adjusted operating loss before depreciation and amortization	$(24.7)	$(113.1)	$(137.8)	$(171.9)

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014

Service and other revenues	$266.5	$435.7
Less: other revenues	(31.5)	(51.8)
Total subscriber revenues	$235.0	$383.9

ARPU calculated with subscriber revenues	$18	$30

ARPU calculated with service and other revenues	$20	$34

Nextel Brazil

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014

Service and other revenues	$266.4	$435.8
Less: other revenues	(31.5)	(52.1)
Total subscriber revenues	$234.9	$383.7

ARPU calculated with subscriber revenues	$18	$30

ARPU calculated with service and other revenues	$20	$34

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014

Consolidated handset and accessory revenues	$18.2	$40.6
Less: consolidated uninsured handset replacement revenues	(0.1)	(3.0)
Consolidated handset and accessory revenues, net	18.1	37.6
Less: consolidated cost of handsets and accessories	28.3	87.5
Consolidated handset subsidy costs	10.2	49.9
Consolidated selling and marketing	44.3	62.0
Costs per statement of operations	54.5	111.9
Less: consolidated costs unrelated to initial customer acquisition	(3.8)	(16.7)
Customer acquisition costs	$50.7	$95.2

Cost per Gross Add	$104	$252

Nextel Brazil

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014

Handset and accessory revenues	$18.2	$40.6
Less: uninsured handset replacement revenues	(0.1)	(3.0)
Handset and accessory revenues, net	18.1	37.6
Less: cost of handsets and accessories	28.3	87.3
Handset subsidy costs	10.2	49.7
Selling and marketing	44.2	61.4
Costs per statement of operations	54.4	111.1
Less: costs unrelated to initial customer acquisition	(3.8)	(16.7)
Customer acquisition costs	$50.6	$94.4

Cost per Gross Add	$104	$250

Cash Cost per Handset/Unit
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should not be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. Consolidated CCPU can be reconciled to our consolidated statements of operations as follows (in thousands, except CCPU):

NII Holdings, Inc.

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014

Selling, general and administrative expenses	$168.8	$246.9
Less: selling and marketing expenses	(44.3)	(62.0)
General and administrative expenses	124.5	184.9
Cost of Service	112.2	172.1
Customer retention costs and other	3.8	16.7
Total	240.5	373.7

Cash Cost per Unit	$18	$29

Nextel Brazil

	Successor Company	Predecessor Company
	Three Months Ended September 30,
	2015	2014

Selling, general and administrative expenses	$154.9	$215.8
Less: selling and marketing expenses	(44.2)	(61.4)
General and administrative expenses	110.7	154.4
Cost of Service	112.2	172.3
Customer retention costs and other	3.8	16.7
Total	226.7	343.4

Cash Cost per Unit	$17	$27

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and nine months ended September 30, 2014 compared to the three- and combined nine-months ended September 30, 2015 by (i) adjusting the relevant measures for the three and nine months ended September 30, 2014 to levels that would have resulted if the average foreign currency exchange rates for the three and nine months ended September 30, 2014 were the same as the average foreign currency exchange rates that were in effect for the three- and combined nine-months ended September 30, 2015; and (ii) comparing the actual and adjusted financial measures for the three and nine months ended September 30, 2014 to the similar financial measures for the three- and nine-months ended September 30, 2015 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three- and combined nine-months ended September 30, 2015 and the three and nine months ended September 30, 2014. The average foreign currency exchange rates for each of the relevant currencies during each of the three- and combined nine-months ended September 30, 2015 and the three and nine months ended September 30, 2014 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three- and combined nine-months ended September 30, 2015 compared to the three and nine months ended September 30, 2014 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company			Successor Company
	Three Months Ended September 30,
	3Q 2014 Actual	3Q 2014 Adjustment (1)	3Q 2014 Normalized (1)	3Q 2015 Actual	3Q 2014 to 3Q 2015 Actual Growth Rate (2)	3Q 2014 to 3Q 2015 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$476,264	$(170,424)	$305,840	$284,652	(40)%	(7)%
Adjusted operating loss before depreciation and amortization	(20,837)	(328)	(21,165)	(24,638)	(18)%	(16)%
Nextel Brazil:
Operating revenues	$476,382	$(170,424)	$305,958	$284,606	(40)%	(7)%
Segment earnings (losses)	919	(31,566)	(30,647)	(10,808)	NM	(65)%

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company			Combined Predecessor and Successor Company
	Nine Months Ended September 30,
	YTD 2014 Actual	YTD 2014 Adjustment (1)	YTD 2014 Normalized (1)	YTD 2015 Actual	YTD 2014 to YTD 2015 Actual Growth Rate (2)	YTD 2014 to YTD 2015 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$1,416,949	$(390,416)	$1,026,533	$968,363	(32)%	(6)%
Adjusted operating loss before depreciation and amortization	(171,879)	23,266	(148,613)	(137,854)	(20)%	(7)%
Nextel Brazil:
Operating revenues	$1,416,979	$(390,118)	$1,026,861	$968,217	(32)%	(6)%
Segment losses	(84,377)	(62,503)	(146,880)	(86,042)	2%	(41)%

(1)
The "3Q 2014 Normalized" and "YTD 2014 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and nine months ended September 30, 2015 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three and nine months ended September 30, 2014, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "3Q 2014 Adjustment" and "YTD 2014 Adjustment" reflect the amount determined by subtracting the "3Q 2014 Normalized" and "YTD 2014 Normalized" amounts calculated as described in the preceding sentence from the "3Q 2014 Actual" and "YTD 2014 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and nine months ended September 30, 2015. The average foreign currency exchange rates for each of the relevant currencies during the three and nine months ended September 30, 2015 and 2014 for purposes of these calculations were as follows:

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Brazilian real	3.55	2.28	3.16	2.29

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "3Q 2015 Actual" and "YTD 2015 Actual" columns with those in the "3Q 2014 Actual" and "YTD 2014 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "3Q 2015 Actual" and "YTD 2015 Actual" columns with those in the "3Q 2014 Normalized" and "YTD 2014 Normalized" columns.